UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2016 (June 30, 2016)

MICRONET ENERTEC TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-35850	27-0016420
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

28 West Grand Avenue, Suite 3, Montvale, New Jersey	07645

(Address of principal executive offices)	(Zip Code)

(201) 225-0190

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On June 30, 2016, Micronet Enertec Technologies, Inc. (the “Company”)  entered into a Standby Equity Distribution Agreement (the “SEDA”) with YA II PV Ltd. (“YA II”), a Cayman Island exempt limited partnership and an affiliate of Yorkville Advisors Global, LLC, for the sale of up to $2.39 million of shares of the Company’s common stock, par value $0.001 per share, over a three-year commitment period.  Under the terms of the SEDA, the Company may from time to time, in its discretion, sell newly-issued shares of its common stock to YA II at a discount to market of 1.5%.  The Company expects to issue shares of common stock under the SEDA pursuant to its effective Registration Statement on Form S-3 (Registration No. 196760).

The Company is not obligated to utilize any of the $2.39 million available under the SEDA and there are no minimum commitments or minimum use penalties.  The total amount of funds that ultimately can be raised under the SEDA over the three-year term will depend on the market price for the Company’s common stock and the number of shares actually sold.

The SEDA does not impose any restrictions on the Company’s operating activities. During the term of the SEDA, YA II is prohibited from engaging in any short selling or hedging transactions related to the Company’s common stock.

A copy of the SEDA is attached hereto as Exhibit 10.1 and incorporated by reference herein. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant.

Also, on June 30, 2016, the Company and our wholly-owned subsidiary Enertec Electronics Ltd (collectively, the “Borrowers”) entered into a Note Purchase Agreement with YA II (the “Note Purchase Agreement”), whereby YA II will purchase $600,000 of notes from the Borrowers (the “Notes”). The outstanding principal balance of the Notes shall bear interest at 7% per annum. On a quarterly basis commencing on October 10, 2016, the Borrowers shall make payments of $150,000 of principal plus accrued interest. All amounts payable are due on July 10, 2017. Upon the occurrence of an Event of Default under the Notes, all amounts payable may be due immediately.

A copy of the Note Purchase Agreement attached hereto as Exhibit 10.2 and incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

In connection with the Note Purchase Agreement, the Company agreed to grant to YA II a five-year warrant (the “Warrant”) to purchase 66,000 shares of the Company’s common stock at an exercise price of $4.30 per share. The Warrant is exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof.

A copy of the Warrant is attached hereto as Exhibit 4.1 and incorporated by reference herein.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

4.1	Common Stock Purchase Warrant.

5.1	Opinion of Zysman, Aharoni, Gayer and Sullivan & Worcester LLP.

10.1	Standby Equity Distribution Agreement, dated as of June 30, 2016, between Micronet Enertec Technologies, Inc. and YA II PN, Ltd.

10.2	Note Purchase Agreement, dated as of June 30, 2016, between Micronet Enertec Technologies, Inc., Enertec Electronics Ltd and YA II PN, Ltd.

23.1	Consent of Zysman, Aharoni, Gayer and Sullivan & Worcester LLP (contained in Exhibit 5.1).

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRONET ENERTEC TECHNOLOGIES, INC.

Dated: July 1, 2016	By:	/s/ David Lucatz
Name: David Lucatz
Title: President and Chief Executive Officer

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